UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2016

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2016, ConAgra Foods, Inc. (the " Company "), entered into separate letter agreements with each of Bank of America, N.A., Goldman Sachs Bank USA and Wells Fargo Bank, National Association (the "Term Loan Agreements"). Each Term Loan Agreement provides for the counterparty thereto to make a single unsecured term loan to the Company of up to $200 million (i.e., $600 million in total). The terms of the three Term Loan Agreements are substantively identical.

Proceeds of the term loans may only be used to repay amounts outstanding under the Company’s 1.30% Senior Notes due January 25, 2016.

The term loans provided for under the Term Loan Agreements mature on April 26, 2016, and are subject to mandatory prepayment (without penalty) upon the Company’s receipt of net cash proceeds from the sale of its Private Brands business. The term loans bear interest at, at the Company’s election, either (a) LIBOR plus 1.00%, (b) a daily floating LIBOR rate plus 1.00%, or (c) the applicable base rate.

Each Term Loan Agreement incorporates by reference the affirmative and negative covenants and events of defaults contained in the Revolving Credit Agreement, dated as of September 14, 2011, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended), other than those requiring delivery of quarterly and annual officer’s certificates and the financial covenants therein. Each Term Loan Agreement additionally contains events of default customary for unsecured short-term investment grade credit facilities. If an event of default occurs and is continuing under any of the Term Loan Agreements, the applicable lender may terminate and/or suspend its obligations under the applicable Term Loan Agreement and/or accelerate amounts due under the applicable Term Loan Agreement (and in the case of events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company thereunder will become immediately due and payable).

Each of the lenders under the Term Loan Agreements (and their respective subsidiaries or affiliates) have in the past provided, are currently providing and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Copies of each Term Loan Agreement are filed as Exhibits 10.1 (Bank of America, N.A.), 10.2 (Goldman Sachs Bank USA) and 10.3(Wells Fargo Bank, National Association) hereto. The foregoing description of the Term Loan Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Term Loan Agreements, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description
10.1 Letter Agreement, entered into as of January 15, 2016, between ConAgra Foods, Inc. and Bank of America, N.A., as lender.

10.2 Letter Agreement, entered into as of January 15, 2016, between ConAgra Foods, Inc. and Goldman Sachs Bank USA, as lender.

10.3 Letter Agreement, entered into as of January 15, 2016, between ConAgra Foods, Inc. and Wells Fargo Bank, National Association, as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

January 20, 2016	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, entered into as of January 15, 2016, between ConAgra Foods, Inc. and Bank of America, N.A., as lender.
10.2	Letter Agreement, entered into as of January 15, 2016, between ConAgra Foods, Inc. and Goldman Sachs Bank USA, as lender.
10.3	Letter Agreement, entered into as of January 15, 2016, between ConAgra Foods, Inc. and Wells Fargo Bank, National Association, as lender.